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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):             APRIL 13, 1998



                        AMERICAN PHYSICIAN PARTNERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       DELAWARE                   000-23311                      75-2648089
(STATE OF INCORPORATION)   (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER
  IDENTIFICATION NO.)


     2301 NATIONSBANK PLAZA, 901 MAIN STREET, DALLAS TEXAS       75202
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (214) 761-3100


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ITEM 5.   OTHER EVENTS

         On April 13, 1998, American Physician Partners, Inc. (the "Company") announced that it planned to make a private offering of $100.0 million aggregate principal amount of Senior Subordinated Notes Due 2008 (the "Notes") to certain initial purchasers who will resell the Notes in reliance on the exemption from registration contained in Rule 144A under the Securities Act of 1933, as amended (the "Act"). The Notes will be general unsecured obligations of the Company subordinated to all existing and future senior debt of the Company and will be guaranteed by the Company's subsidiaries on a senior subordinated basis. The Notes are redeemable by the Company commencing in 2003 at declining redemption prices plus accrued interest. In addition, for the first three years the Notes are outstanding, the Company may redeem up to 35% of the outstanding Notes with the proceeds of a public offering of the Company's common stock at a redemption price to be determined later. The Company will use the net proceeds of the Notes offering to repay certain indebtedness and for general corporate purposes, including potential acquisitions.

         The entire text of the Company's press release is incorporated by reference herein and a copy of the press release has been filed as an exhibit to this report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS

99.1     Press Release dated April 13, 1998


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN PHYSICIAN PARTNERS, INC.


April 21, 1998                      By:  /s/ Gregory L. Solomon
                                         ------------------------
                                         Gregory L. Solomon
                                         President and Chief Executive Officer



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                                INDEX TO EXHIBITS

NUMBER            DESCRIPTION
------            -----------
99.1              Press Release dated April 13, 1998








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